Exhibit 99.1

Contact:	NEWS RELEASE
Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Steve Balet
FTI Consulting
212-850-5611
alliancedata@fticonsulting.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA'S CARD SERVICES BUSINESS AND SIGNET JEWELERS ANNOUNCE
STRATEGIC LONG-TERM AGREEMENT FOR PRIVATE LABEL CREDIT CARD SERVICES;
AGREE TO PURCHASE OF APPROXIMATELY $1 BILLION PRIME-ONLY CREDIT QUALITY
PORTION OF SIGNET'S TOTAL PRIVATE LABEL PORTFOLIO

•	Alliance Data to acquire a portion of Signet's existing credit card portfolio consisting of prime-only credit quality accounts totaling approximately $1 billion in receivables
•	Signet, the largest U.S. specialty jewelry retailer, to become top-five Alliance Data client
•
Alliance Data to become the primary provider of private label credit and marketing services for Signet's U.S.
jewelry brands including Kay Jewelers, Jared The Galleria Of Jewelry, and nine Signet regional brands, in addition to Zale brands, an Alliance Data client since 2013

•	Epsilon® will partner with Alliance Data's card services business to deliver personalized marketing services, focused on increasing customer engagement across all Signet's brands

PLANO, Texas – May 25, 2017 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio-based card services business, a premier provider of branded private label, co-brand and commercial credit programs, and Signet Jewelers (NYSE: SIG), the largest specialty jewelry retailer in the U.S., signed an agreement under which Alliance Data will acquire prime-only credit quality accounts (balance weighted > 700 FICO score) with a value of approximately $1 billion in receivables from Signet's existing credit card portfolio. In addition, the two companies entered into a long-term agreement where Alliance Data will become the primary issuer of private-label credit cards and related marketing services for Signet, building on its existing relationship with Zale brands (including Zales and Piercing Pagoda). Alliance Data will also acquire a portion of Signet's existing customer care operations in Ohio, including approximately 250 employees, as part of the transaction. Closing of the transaction is expected in the fourth quarter of 2017, subject to regulatory approval and customary closing conditions, and without disruption to Signet's business during the holiday season. Further terms of the agreement were not disclosed.

Signet is the largest specialty jewelry retailer in the U.S., U.K. and Canada, with approximately 3,600 stores under the name brands Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda.

As the provider of private label credit and marketing services for Signet, Alliance Data significantly increases its existing strong presence in the jewelry space. Alliance Data will underwrite new accounts that are consistent with the prime-only credit quality portion of the portfolio that Alliance Data will acquire and expects that the performance of the Signet Jewelers credit card portfolio, once acquired, will also be consistent with its overall private-label credit card portfolio. The remaining portion of Signet's credit card portfolio may be acquired and/or serviced by other parties not affiliated with Alliance Data.

Alliance Data will employ its best-in-class data assets and analytical prowess to provide advanced analytics and insights to drive top line sales across all Signet's brands. Building on its existing and highly valued relationship with Zale brands, Alliance Data will create and implement marketing-driven private label credit programs for the additional U.S. Signet brands. These multi-channel marketing efforts will extend brand affinity both beyond and among cardmembers, focusing on customer life stage marketing to drive relevant and timely offers and brand engagement. In addition, Signet will have access to Alliance Data's full suite of innovative mobile marketing solutions, including mobile card acquisition via phone and tablet, and robust SMS marketing platforms to ensure a full reach of Signet's unique customer demographics and respective channel preferences for brand engagement. Alliance Data's Epsilon business will work in close partnership with Alliance Data's card services business to deliver personalized marketing services to increase customer engagement. This will be an expansion of the digital advertising services that Epsilon's Conversant® business currently provides to Zale brands.

"We are pleased to partner with Alliance Data, a leading provider of branded credit cards and marketing services with extensive industry experience, as part of the strategic sale of our consumer credit portfolio. Our new credit programs in partnership with Alliance Data will embrace the same Customer First OmniChannel approach by providing data-driven credit marketing services, customized payment plans and flexible credit options to our customers," said Mark Light, Signet's chief executive officer. "Our partnership with Alliance Data will help us continue to grow our portfolio of cardmembers while allowing us to focus on what we do best – delivering high-quality, differentiated products and an outstanding customer experience."

"We are so delighted to partner with one of the world's largest specialty jewelry retailers with a proven track record of delivering high-quality products with a focus on engaging customer experiences. We look forward to the sharing of best practices, as Alliance Data brings to the table decades of experience in the jewelry vertical and extensive cross-channel retail and digital marketing expertise to help Signet deliver additional value to its customers," said Melisa Miller, president of Alliance Data's card services business. "This partnership further underscores jewelry as a core vertical for Alliance Data. We are fully committed to grow Signet's top line sales as well as the private label card program and drive customer loyalty through data-driven lifecycle marketing efforts. In addition, we are aligned with Signet in our unwavering focus on customer service excellence, and look forward to seamlessly integrating Signet associates into our award-winning customer care operations upon closing."

About Signet Jewelers
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, and www.pagoda.com.

About Alliance Data's card services business
Alliance Data's card services business is a leading provider of tailored marketing and loyalty solutions, delivered through branded credit programs that drive more profitable relationships between our brand partners and their cardmembers. We offer private label, co-brand, and commercial products to many of the world's most recognizable brands across a multitude of channels.

We uphold our Know more. Sell more.® promise by leveraging unmatched customer insights, advanced analytics, and broad-reaching innovative capabilities. It's how we deliver increased sales to our partners, build enduring loyalty to their brands, and provide more value to our cardmembers. Alliance Data's card services business is a proud part of the Alliance Data enterprise. To learn more, visit www.knowmoresellmore.com or follow us on Twitter @Know_SellMore.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 17,000 associates at approximately 100 locations worldwide.
Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Investor information about Alliance Data's businesses may be found here.
Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.
Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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